UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33759 (Zip Code)

Heritage Insurance Holdings, Inc.

2600 McCormick Drive, Suite 300

Clearwater, Florida

(Address of principal executive offices)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Heritage Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 13, 2016. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring in 2017, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Bruce Lucas	16,445,578	1,839,140	9,800,898
Richard Widdicombe	16,283,347	2,001,371	9,800,898
Panagiotis (Pete) Apostolou	14,979,578	3,305,140	9,800,898
Irini Barlas	9,293,122	8,991,596	9,800,898
Trifon Houvardas	16,716,166	1,568,552	9,800,898
James Masiello	9,203,087	9,081,631	9,800,898
Nicholas Pappas	7,830,568	10,454,150	9,800,898
Joseph Vattamattam	16,613,721	1,670,997	9,800,898
Vijay Walvekar	16,614,580	1,670,138	9,800,898

Proposal No. 2: Ratification of Appointment of Grant Thornton LLP to Serve as Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2016

The ratification of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved as follows:

FOR	AGAINST	ABSTAIN
27,881,299	120,043	84,274

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Dated: June 14, 2016	By:	/s/ Bruce Lucas
	Name:	Bruce Lucas
	Title:	Chairman and Chief Executive Officer